Exhibit 99.1

WD-40 Company Reports First Quarter 2018 Financial Results

~ First quarter net sales of maintenance products grew 11 percent period-over-period ~

SAN DIEGO – January 9, 2018 ― WD-40 Company (NASDAQ:WDFC), a global marketing organization dedicated to creating positive lasting memories by developing and selling products that solve problems in workshops, factories and homes around the world, today reported financial results for its first fiscal quarter ended November 30, 2017.

Financial Highlights and Summary

•	Total net sales for the first quarter were $97.6 million, an increase of 9 percent compared to the prior year fiscal quarter.
•

Translation of the Company’s foreign subsidiary results from their functional currencies to U.S. dollars had a favorable impact on sales for the current quarter.  On a constant currency basis total net sales for the first quarter would have been  $96.2 million, an increase of 8 percent compared to the prior year fiscal quarter.

•	Net income for the first quarter was $12.6 million, an increase of 7 percent from the prior year fiscal quarter.
•	Diluted earnings per share were $0.90 compared to $0.82 in the prior year fiscal quarter.
•	Gross margin percentage was 55.5 percent compared to 57.2 percent in the prior year fiscal quarter.
•	Selling, general and administrative expenses were up 8 percent in the first quarter to $31.2 million when compared to the prior year fiscal quarter.
•	Advertising and sales promotion expenses were up 6 percent to $5.1 million compared to the prior year fiscal quarter.

"The tribe has delivered solid first quarter results, reflecting excellent execution of our first and second strategic initiatives and the fact that for the first time in a long-time, foreign currency exchange rates are not diluting our reported net sales results,” said Garry Ridge, WD-40 Company’s president and chief executive officer.

“Our flagship product, WD-40 Multi-Use Product grew 10 percent in the first quarter, and our WD-40 Specialist product line grew 29 percent compared to the prior year quarter.

“Overall we are off to a good start in 2018 and we believe our focus on executing against our strategic initiatives will continue to drive revenue growth, further strengthen our financial foundation, and enhance shareholder value,” Ridge concluded.

Net Sales by Segment (in thousands):

	Three Months Ended November 30,
	2017	2016	Change
Americas	$46,163	$42,840	8%
EMEA	35,028	30,257	16%
Asia-Pacific	16,406	16,151	2%
Total	$97,597	$89,248	9%

•	Net sales by segment as a percent of total net sales for the first quarter were as follows: for the Americas, 47 percent; for EMEA, 36 percent; and for Asia-Pacific, 17 percent.

•

Net sales in the Americans were up 8 percent in the first quarter primarily due to strong maintenance product sales in the United States,  Latin America and Canada which increased overall by 11 percent from period to period.  This higher level of sales was primarily attributable to an 11 percent increase of WD-40 Multi-Use Product sales as well as a 16 percent increase of WD-40 Specialist sales throughout the Americas segment compared to the prior year fiscal quarter.

•

Net sales in EMEA increased 16 percent in the first quarter primarily due to strong maintenance product sales in both the European direct and distributor markets which increased in total by 17 percent.  This higher level of sales was primarily attributable to a 14 percent increase of WD-40 Multi-Use Product sales as well as a 77 percent increase of WD-40 Specialist sales throughout the EMEA segment compared to the prior year fiscal quarter.  Changes in foreign currency exchange rates had a favorable impact on sales for the EMEA segment from period to period. On a constant currency basis EMEA sales for the first quarter would have increased by $3.7 million or 12 percent compared to the prior year fiscal quarter.

•

Net sales in Asia-Pacific increased 2 percent in the first quarter due to a 6 percent increase in sales in the Asia-Pacific distributor markets which were primarily attributable to a higher level of promotional activities.  The sales growth in the Asia distributor markets was partially offset by a 9 percent sales decline in China due to the timing of customer orders in the region.  Changes in foreign currency exchange rates had a favorable impact on sales for the Asia-Pacific segment from period to period. On a constant currency basis Asia-Pacific sales for the first quarter would have been constant compared to the prior year fiscal quarter.

Net Sales by Product Group (in thousands):

	Three Months Ended November 30,
	2017	2016	Change
Maintenance products	$88,030	$79,159	11%
Homecare and cleaning products	9,567	10,089	(5)%
Total	$97,597	$89,248	9%

•

Net sales of maintenance products, which are considered the primary growth focus for the Company, increased 11 percent in the first quarter when compared to the prior year fiscal quarter.  This increase was driven primarily by strong sales of both WD-40 Multi-Use Product and WD-40 Specialist.

•

Net sales of homecare and cleaning products decreased 5 percent in the first quarter compared to the prior year fiscal quarter. The homecare and cleaning products, particularly those in the U.S., are considered harvest brands providing healthy profit returns to the Company but are becoming a smaller part of the business as net sales of maintenance products grow per the execution of the Company’s strategic initiatives.

Dividend and Share Repurchase

As previously announced, WD-40 Company’s board of directors declared on Tuesday, December 12, 2017 a  quarterly dividend of $0.54 per share reflecting an increase of 10 percent over the previous quarter’s dividend. The quarterly dividend is payable on January 31, 2018 to stockholders of record at the close of business on January 19, 2018.

On June 21, 2016, the Company’s Board of Directors approved a share buy-back plan. Under the plan, which became effective on September 1, 2016, the Company is authorized to acquire up to $75.0 million of its outstanding shares through August 31, 2018. The timing and amount of repurchases are based on terms and conditions as may be acceptable to the Company’s Chief Executive Officer and Chief Financial Officer and in compliance with all laws and regulations applicable thereto. During the period from September 1, 2016 through November 30, 2017, the Company repurchased 328,823 shares at a total cost of $35.0 million under this $75.0 million plan.

Fiscal Year 2018 Updated Guidance

The Company has updated its net income and diluted earnings per share guidance to reflect its recent adoption of the new accounting standard for stock-based compensation:

•	Net sales growth is projected to be between 4 and 6 percent with net sales expected to be between $396 million and $403 million.
•	Gross margin percentage for the full year is expected to be near 56 percent.
•	Advertising and promotion investments are projected to be near 6.0 percent of net sales.
•	Net income is projected to be between $54.4 million and $55.3 million.
•	Diluted earnings per share is expected to be between $3.91 and $3.98 based on an estimated 13.9 million weighted average shares outstanding.

This guidance does not include the impacts of the Tax Cuts and Jobs Act. The Company has not yet performed a comprehensive analysis of the Act and cannot determine the full extent of its impact on the Company’s fiscal year 2018 guidance. The Company expects that the Act will have some favorable impact on its annual effective income tax rate in fiscal year 2018. In addition, this guidance does not include any future acquisitions or divestitures and assumes that foreign currency exchange rates and crude oil prices will remain close to current levels for the remainder of fiscal year 2018.

Webcast Information

As previously announced, WD-40 Company management will host a live webcast at approximately 5:00 p.m. ET / 2:00 p.m. PT today to discuss these results. Other forward-looking and material information may also be discussed during this call.  Please visit http://investor.wd40company.com for more information and to view supporting materials.

About WD-40 Company

WD-40 Company is a global marketing organization dedicated to creating positive lasting memories by developing and selling products that solve problems in workshops, factories and homes around the world. The Company markets its maintenance products and homecare and cleaning products under the following well-known brands: WD-40®, 3-IN-ONE®, GT85®, X-14®, 2000 Flushes®, Carpet Fresh®, no vac®, Spot Shot®, 1001®, Lava® and Solvol®.

Headquartered in San Diego, WD-40 Company recorded net sales of $381 million in fiscal year 2017 and its products are currently available in more than 176 countries and territories worldwide. WD-40 Company is traded on the NASDAQ Global Select market under the ticker symbol “WDFC.” For additional information about WD-40 Company please visit http://www.wd40company.com.

Forward-Looking Statements

Except for the historical information contained herein, this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect the Company’s current expectations with respect to currently available operating, financial and economic information.  These forward-looking statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements.

Our forward-looking statements include, but are not limited to, discussions about future financial and operating results, including:  growth expectations for maintenance products; expected levels of promotional and advertising spending; plans for and success of product innovation, the impact of new product introductions on the growth of sales; anticipated results from product line extension sales; and forecasted foreign currency exchange rates and commodity prices.  Our forward-looking statements are generally identified with words such as “believe,” “expect,” “intend,” “plan,” “could,” “may,” “aim,” “anticipate,” “estimate” and similar expressions.

The Company's expectations, beliefs and forecasts are expressed in good faith and are believed by the Company to have a reasonable basis, but there can be no assurance that the Company's expectations, beliefs or forecasts will be achieved or accomplished.

Actual events or results may differ materially from those projected in forward-looking statements due to various factors, including, but not limited to, those identified in Part I―Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017, and in the Company’s Quarterly Report on Form 10-Q for the period ended November 30, 2017 which the Company expects to file with the SEC on January 9, 2018.

All forward-looking statements included in this press release should be considered in the context of these risks. All forward-looking statements speak only as of January 9, 2018, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on our forward-looking statements.

Table Notes and General Definitions

(1)

The Company markets maintenance products under the WD-40®, GT85® and 3-IN-ONE® brand names. Currently included in the WD-40 brand are the WD-40 Multi-Use Product and the WD-40 Specialist® and WD-40 BIKE® product lines.

(2)

The Company markets the following homecare and cleaning brands:  X-14® mildew stain remover and automatic toilet bowl cleaners, 2000 Flushes® automatic toilet bowl cleaners, Carpet Fresh® and no  vac® rug and room deodorizers, Spot Shot® aerosol and liquid carpet stain removers, 1001® household cleaners and rug and room deodorizers and Lava® and Solvol® heavy-duty hand cleaners.

(3)	The Americas segment consists of the U.S., Canada and Latin America.
(4)	The EMEA segment consists of countries in Europe, the Middle East, Africa and India.
(5)	The Asia-Pacific segment consists of Australia, China and other countries in the Asia region.
(6)

Constant currency represents the translation of the current quarter and year-to-date results from the functional currencies of the Company’s subsidiaries to U.S. dollars using the exchange rate in effect for the corresponding periods of the prior fiscal year.

WD-40 COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share and per share amounts)

	November 30,	August 31,
	2017	2017
Assets
Current assets:
Cash and cash equivalents	$46,932	$37,082
Short-term investments	82,586	80,166
Trade accounts receivable, less allowance for doubtful
accounts of $217 and $240 at November 30, 2017
and August 31, 2017, respectively	64,054	64,259
Inventories	37,045	35,340
Other current assets	4,849	8,007
Total current assets	235,466	224,854
Property and equipment, net	29,359	29,439
Goodwill	95,721	95,597
Other intangible assets, net	15,790	16,244
Deferred tax assets, net	482	495
Other assets	3,076	3,088
Total assets	$379,894	$369,717

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$17,983	$20,898
Accrued liabilities	17,820	18,997
Accrued payroll and related expenses	12,828	14,222
Short-term borrowings	10,800	20,000
Income taxes payable	881	1,306
Total current liabilities	60,312	75,423
Long-term borrowings	153,200	134,000
Deferred tax liabilities, net	19,155	18,949
Other long-term liabilities	1,874	1,958
Total liabilities	234,541	230,330

Commitments and Contingencies

Shareholders' equity:
Common stock ― authorized 36,000,000 shares, $0.001 par value;
19,720,517 and 19,688,238 shares issued at November 30, 2017 and
August 31, 2017, respectively; and 13,981,212 and 13,984,183 shares
outstanding at November 30, 2017 and August 31, 2017, respectively	20	20
Additional paid-in capital	151,110	150,692
Retained earnings	321,378	315,764
Accumulated other comprehensive income (loss)	(24,248)	(28,075)
Common stock held in treasury, at cost ― 5,739,305 and 5,704,055
shares at November 30, 2017 and August 31, 2017, respectively	(302,907)	(299,014)
Total shareholders' equity	145,353	139,387
Total liabilities and shareholders' equity	$379,894	$369,717

WD-40 COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share amounts)

	Three Months Ended November 30,
	2017	2016

Net sales	$97,597	$89,248
Cost of products sold	43,400	38,208
Gross profit	54,197	51,040

Operating expenses:
Selling, general and administrative	31,217	28,991
Advertising and sales promotion	5,115	4,812
Amortization of definite-lived intangible assets	729	721
Total operating expenses	37,061	34,524

Income from operations	17,136	16,516

Other income (expense):
Interest income	133	147
Interest expense	(841)	(531)
Other income	128	264
Income before income taxes	16,556	16,396
Provision for income taxes	3,926	4,638
Net income	$12,630	$11,758

Earnings per common share:
Basic	$0.90	$0.82
Diluted	$0.90	$0.82

Shares used in per share calculations:
Basic	13,976	14,180
Diluted	14,011	14,221
Dividends declared per common share	$0.49	$0.42

WD-40 COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	Three Months Ended November 30,
	2017	2016
Operating activities:
Net income	$12,630	$11,758
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	1,917	1,620
Net gains on sales and disposals of property and equipment	(45)	(54)
Deferred income taxes	261	(405)
Stock-based compensation	1,777	1,622
Unrealized foreign currency exchange losses	150	1,075
Provision for bad debts	(21)	(120)
Changes in assets and liabilities:
Trade accounts receivable	217	6,357
Inventories	(1,459)	(2,876)
Other assets	3,219	1,070
Accounts payable and accrued liabilities	(3,994)	203
Accrued payroll and related expenses	(1,500)	(7,194)
Income taxes payable	(492)	2,619
Other long-term liabilities	(81)	(45)
Net cash provided by operating activities	12,579	15,630

Investing activities:
Purchases of property and equipment	(1,009)	(11,603)
Proceeds from sales of property and equipment	116	162
Purchase of intangible assets	(175)	-
Purchases of short-term investments	(103)	(16,997)
Maturities of short-term investments	-	4,548
Net cash used in investing activities	(1,171)	(23,890)

Financing activities:
Treasury stock purchases	(3,893)	(12,156)
Dividends paid	(6,888)	(5,998)
Proceeds from issuance of common stock	215	197
Proceeds from issuance of long-term senior notes	20,000	-
Net (repayments) proceeds from revolving credit facility	(10,000)	12,354
Shares withheld to cover taxes upon conversions of equity awards	(1,763)	(1,692)
Net cash used in financing activities	(2,329)	(7,295)
Effect of exchange rate changes on cash and cash equivalents	771	(1,854)
Net increase (decrease) in cash and cash equivalents	9,850	(17,409)
Cash and cash equivalents at beginning of period	37,082	50,891
Cash and cash equivalents at end of period	$46,932	$33,482